Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, in their capacities as directors and/or executive officers of Telos Corporation, a Maryland corporation (the “Registrant”), hereby constitute and appoint each of John B. Wood, Mark Bendza, and E. Hutchinson Robbins, Jr., as his/her true and lawful attorney-in-fact and agent with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to take all actions and execute for or on his/her behalf all documents necessary in connection with, and including, this Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any and all amendments (including post-effective amendments) to the Annual Report, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission to comply with the 1934 Act and other applicable federal laws, and hereby grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1934 Act, this Annual Report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Borland	Director	March 4, 2022
David Borland

/s/ Bonnie L. Carroll	Director	March 4, 2022
Bonnie L. Carroll

/s/ Frederick D. Shaufeld	Director	March 5, 2022
Fredrick D. Shaufeld

/s/ John W. Maluda	Director	March 4, 2022
John W. Maluda, Major Gen., USAF (Ret)

/s/ Bradley W. Jacobs	Director	March 3, 2022
Bradley W. Jacobs

/s/ Derrick Dockery	Director	March 4, 2022
Derrick Dockery